Exhibit n.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Hercules Capital, Inc. of our report dated February 15, 2024, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Hercules Capital, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the references to us under the headings “Experts”, “Financial Highlights” and “Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 11, 2024

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